UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2008

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Ener1, Inc. ("Ener1") and Delphi Automotive Systems LLC ("Delphi") have executed a Restructuring and Exchange Agreement (the "Agreement") under which Ener1 and Delphi will restructure their respective equity participations in EnerDel, Inc. ("EnerDel"). Delphi has submitted the Agreement to the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") for the purpose of obtaining an order authorizing the Agreement and approving Delphi’s performance thereunder. If the Bankruptcy Court enters the order, Delphi will transfer to Ener1 its equity interest in EnerDel, including its EnerDel Series A Preferred Stock, and will relinquish its right to appoint a member of the Board of Directors of EnerDel. In exchange, Ener1will transfer to Delphi 2,857,143 million shares of Ener1 Common Stock and $8 million in cash, and will revise the exercise price for certain warrants held by Delphi exercisable into 750,000 shares of Ener1 Common Stock to $5.25.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

July 14, 2008	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer